Exhibit 99.1

NEWS RELEASE

cc12-44/C1221

LSI Reports Second Quarter 2012 Results

Revenues grow 6% quarter over quarter; company sees continued strong demand for flash-based products

MILPITAS, Calif., July 25, 2012 – LSI Corporation (NYSE: LSI) today reported results for its second quarter ended July 1, 2012.

Second Quarter 2012 Highlights

•	Second quarter 2012 revenues from continuing operations* of $660 million

•	Second quarter 2012 GAAP** income from continuing operations of $0.10 per diluted share

•	Second quarter 2012 non-GAAP*** income from continuing operations of $0.21 per diluted share

•	Second quarter 2012 operating cash flows of $117 million

Third Quarter 2012 Business Outlook

•	Projected revenues from continuing operations* of $620 million to $660 million

•	GAAP** income from continuing operations in the range of $0.02 to $0.11 per share

•	Non-GAAP*** income from continuing operations in the range of $0.14 to $0.20 per share

*	On May 6, 2011, LSI completed the sale of its external storage systems business. The financial results of the external storage systems business have been classified as discontinued operations in LSI’s financial statements. Our ongoing business is referred to as “continuing operations.”

**	Generally Accepted Accounting Principles.
***	Excludes stock-based compensation, amortization of acquisition-related intangibles, purchase accounting effect on inventory, restructuring of operations and other items, net, gain on remeasurement of a pre-acquisition equity interest to fair value, gain/loss on sale/write-down of investments and, in the case of non-GAAP net income, gain from the sale of the external storage systems business. It also excludes the income tax effect associated with the above-mentioned items.

“We are pleased with our performance in the second quarter as we delivered strong growth and further expanded our profitability in a challenging macroeconomic environment,” said Abhi Talwalkar, LSI’s president and CEO. “Demand, particularly for our flash-related products, was driven by rapid adoption across client and datacenter computing where customers are increasingly turning to LSI to enhance or accelerate application performance.

Second quarter 2012 revenues from continuing operations were $660 million, in line with guidance, compared to $501 million generated from continuing operations in the second quarter of 2011, and compared to $622 million generated from continuing operations in the first quarter of 2012.

Second quarter 2012 GAAP** income from continuing operations was $59 million or $0.10 per diluted share, compared to second quarter 2011 GAAP income from continuing operations of $28 million or $0.05 per diluted share. First quarter 2012 GAAP income from continuing operations was $75 million or $0.13 per diluted share. Second quarter 2012 GAAP income from continuing operations included a net charge of $62 million from special items, consisting primarily of approximately $26 million of stock-based compensation expense, $30 million of amortization of acquisition-related items and $6 million of net restructuring and other items.

Second quarter 2012 non-GAAP*** income from continuing operations was $121 million or $0.21 per diluted share, compared to second quarter 2011 non-GAAP income from continuing operations of $60 million or $0.10 per diluted share. First quarter 2012 non-GAAP income from continuing operations was $117 million or $0.20 per diluted share.

Cash and short-term investments totaled approximately $601 million at quarter end. The company completed second-quarter purchases of approximately 18 million shares of its common stock for approximately $138 million. On a cumulative basis, LSI has repurchased a total of 95 million shares and utilized approximately $675 million of the company’s current $750 million share repurchase program.

“We are making good progress toward our business model targets with strong year over year growth in sales and operating profits,” said Bryon Look, LSI’s chief financial officer. “We are generating solid operating cash flows and with our share buyback program we continue to return capital to our shareholders.”

LSI 3Q2012 Business Outlook for Continuing Operations

	GAAP**	Special Items	Non-GAAP***

Revenue	$620 million to $660 million		$620 million to $660 million

Gross Margin	47% – 51%	$20 million to $30 million	52% – 54%

Operating Expenses	$258 million to $278 million	$30 million to $40 million	$228 million to $238 million

Net Other Income	$3 million		$3 million

Tax	Approximately $12 million		Approximately $12 million

(Loss)/Income from Continuing Operations Per Share	$0.02 to $0.11	($0.09) to ($0.12)	$0.14 to $0.20

Diluted Share Count	570 million		570 million

Capital spending is projected to be around $25 million in the third quarter and approximately $130 million in total for 2012.

Depreciation and software amortization is projected to be around $15 million in the third quarter and approximately $60 million in total for 2012.

LSI Conference Call Information

LSI will hold a conference call today at 2 p.m. PDT to discuss second quarter 2012 financial results and the third quarter 2012 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.

Forward-Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our ability to successfully integrate and manage the SandForce business and retain its key employees; our ability to achieve anticipated synergies and to develop integrated new products following our acquisition of SandForce; our ability to repurchase our common stock at prices we believe to be advantageous; our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; and general industry and macro-economic conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About LSI

LSI Corporation (NYSE: LSI) designs semiconductors and software that accelerate storage and networking in datacenters, mobile networks and client computing. Our technology is the intelligence critical to enhanced application performance, and is applied in solutions created in collaboration with our partners. More information is available at www.lsi.com.

LSI, the LSI & Design logo and the Storage.Networking.Accelerated. tagline are trademarks or registered trademarks of LSI Corporation.

All other brand or product names may be trademarks or registered trademarks of their respective companies.

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Greg Thomas
610-712-5471	408-433-4236
sujal.shah@lsi.com	greg.thomas@lsi.com

LSI CORPORATION

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	July 1, 2012	April 1, 2012	December 31, 2011
Assets
Current assets:
Cash and short-term investments	$601.1	$623.1	$935.5
Accounts receivable, net	296.8	302.1	246.5
Inventories	204.0	200.8	180.0
Prepaid expenses and other current assets	63.4	62.4	60.7

Total current assets	1,165.3	1,188.4	1,422.7
Property and equipment, net	235.7	235.1	180.6
Goodwill and identified intangible assets, net	802.0	832.0	506.2
Other assets	107.6	111.6	122.6

Total assets	$2,310.6	$2,367.1	$2,232.1

Liabilities and Stockholders’ Equity
Current liabilities	$468.4	$470.3	$460.9
Pension, tax and other liabilities	678.8	693.5	712.2

Total liabilities	1,147.2	1,163.8	1,173.1

Stockholders’ equity:
Common stock and additional paid-in capital	5,594.5	5,691.4	5,629.2
Accumulated deficit	(3,903.1)	(3,961.8)	(4,037.0)
Accumulated other comprehensive loss	(528.0)	(526.3)	(533.2)

Total stockholders’ equity	1,163.4	1,203.3	1,059.0

Total liabilities and stockholders’ equity	$2,310.6	$2,367.1	$2,232.1

LSI CORPORATION

Consolidated Statements of Operations (GAAP)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2012	April 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Revenues	$659,573	$622,424	$500,644	$1,281,997	$973,908
Cost of revenues	303,334	296,152	240,692	599,486	466,151
Amortization of acquisition-related intangibles	21,348	21,390	20,281	42,738	42,099
Purchase accounting effect on inventory	—	14,458	—	14,458	—
Stock-based compensation expense	3,003	3,512	2,051	6,515	3,864

Total cost of revenues	327,685	335,512	263,024	663,197	512,114

Gross profit	331,888	286,912	237,620	618,800	461,794

Research and development	163,591	157,563	139,220	321,154	275,344
Stock-based compensation expense	11,973	12,308	6,653	24,281	12,876

Total research and development	175,564	169,871	145,873	345,435	288,220

Selling, general and administrative	69,905	66,419	58,526	136,324	113,443
Amortization of acquisition-related intangibles	8,667	8,667	8,319	17,334	16,638
Stock-based compensation expense	10,342	15,014	4,948	25,356	10,579

Total selling, general and administrative	88,914	90,100	71,793	179,014	140,660

Restructuring of operations and other items, net	6,491	15,462	(10,904)	21,953	(8,098)

Income from operations	60,919	11,479	30,858	72,398	41,012
Interest income and other, net	9,594	14,656	6,450	24,250	10,738

Income from continuing operations before income taxes	70,513	26,135	37,308	96,648	51,750
Provision for/(benefit from) income taxes	11,800	(49,062)	8,900	(37,262)	4,796

Income from continuing operations	58,713	75,197	28,408	133,910	46,954
Income from discontinued operations, net of taxes	—	—	265,376	—	256,984

Net income	$58,713	$75,197	$293,784	$133,910	$303,938

Basic income per share:
Income from continuing operations	$0.10	$0.13	$0.05	$0.24	$0.08

Income from discontinued operations	$—	$—	$0.44	$—	$0.42

Net income	$0.10	$0.13	$0.49	$0.24	$0.50

Diluted income per share:
Income from continuing operations	$0.10	$0.13	$0.05	$0.23	$0.08

Income from discontinued operations	$—	$—	$0.43	$—	$0.41

Net income	$0.10	$0.13	$0.48	$0.23	$0.49

Shares used in computing per share amounts:
Basic	563,686	566,709	594,957	564,945	605,315

Diluted	581,344	590,556	611,093	586,431	621,248

Reconciliations of certain GAAP measures to non-GAAP measures are included below.

	Three Months Ended			Six Months Ended
Reconciliation of GAAP net income to non-GAAP net income:	July 1, 2012	April 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
GAAP income from continuing operations	$58,713	$75,197	$28,408	$133,910	$46,954

Special items:
a) Stock-based compensation expense – cost of revenues	3,003	3,512	2,051	6,515	3,864
b) Stock-based compensation expense – R&D	11,973	12,308	6,653	24,281	12,876
c) Stock-based compensation expense – SG&A	10,342	15,014	4,948	25,356	10,579
d) Amortization of acquisition-related intangibles – cost of revenues	21,348	21,390	20,281	42,738	42,099
e) Amortization of acquisition-related intangibles – SG&A	8,667	8,667	8,319	17,334	16,638
f) Purchase accounting effect on inventory	—	14,458	—	14,458	—
g) Restructuring of operations and other items, net	6,491	15,462	(10,904)	21,953	(8,098)
h) Gain on re-measurement of a pre-acquisition equity interest to fair value	—	(5,765)	—	(5,765)	—
i) Income tax effect	—	(43,198)	—	(43,198)	—

Total special items from continuing operations	61,824	41,848	31,348	103,672	77,958

Non-GAAP income from continuing operations	$120,537	$117,045	$59,756	$237,582	$124,912

Non-GAAP income from continuing operations per share:
Basic	$0.21	$0.21	$0.10	$0.42	$0.21

Diluted	$0.21	$0.20	$0.10	$0.41	$0.20

GAAP net income	$58,713	$75,197	$293,784	$133,910	$303,938

Special items:
a) Total special items from continuing operations	61,824	41,848	31,348	103,672	77,958
b) Stock-based compensation expense – discontinued operations	—	—	(526)	—	(207)
c) Amortization of acquisition-related intangibles – discontinued operations	—	—	—	—	886
d) Restructuring of operations – discontinued operations	—	—	14,079	—	37,890
e) Gain on sale of business	—	—	(260,066)	—	(260,066)

Non-GAAP net income	$120,537	$117,045	$78,619	$237,582	$160,399

Non-GAAP net income per share:
Basic	$0.21	$0.21	$0.13	$0.42	$0.26

Diluted	$0.21	$0.20	$0.13	$0.41	$0.26

Shares used in computing non-GAAP per share amounts:
Basic	563,686	566,709	594,957	564,945	605,315

Diluted	581,344	590,556	611,093	586,431	621,248

LSI CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2012	April 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Operating activities:
Net income	$58,713	$75,197	$293,784	$133,910	$303,938
Adjustments:
Depreciation and amortization	45,279	45,368	46,303	90,647	102,310
Stock-based compensation expense	25,318	30,834	13,126	56,152	27,112
Non-cash restructuring of operations and other items, net	2,901	2,140	10,140	5,041	20,964
Gain on re-measurement of a pre-acquisition equity interest to fair value	—	(5,765)	—	(5,765)	—
Gain on sale of business	—	—	(260,066)	—	(260,066)
(Gain)/loss on sale of property and equipment	(95)	25	(269)	(70)	(508)
Unrealized foreign exchange (gain)/loss	(4,196)	1,461	1,202	(2,735)	2,581
Deferred taxes	28	(43,202)	(19,723)	(43,174)	(19,766)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combination:
Accounts receivable	5,428	(44,845)	52,006	(39,417)	92,477
Inventories	(3,226)	3,453	(30,489)	227	(43,140)
Prepaid expenses, assets held for sale and other assets	460	(2,290)	(9,925)	(1,830)	(10,991)
Accounts payable	(17,598)	47,119	(14,983)	29,521	9,290
Accrued and other liabilities	4,260	(59,270)	(42,812)	(55,010)	(77,878)

Net cash provided by operating activities	117,272	50,225	38,294	167,497	146,323

Investing activities:
Purchases of debt securities available-for-sale	(51,106)	(21,263)	(8,601)	(72,369)	(24,131)
Proceeds from maturities and sales of debt securities available-for-sale	8,250	9,506	10,487	17,756	23,445
Purchases of other investments	—	—	(4,000)	—	(4,000)
Purchases of property and equipment	(12,636)	(64,982)	(15,656)	(77,618)	(37,198)
Proceeds from sale of property and equipment	231	21	586	252	896
Acquisition of SandForce, net of cash acquired	—	(319,231)	—	(319,231)	—
Proceeds from sale of business, net of transaction costs	—	—	475,150	—	475,150

Net cash (used in)/provided by investing activities	(55,261)	(395,949)	457,966	(451,210)	434,162

Financing activities:
Issuance of common stock	16,854	65,274	33,612	82,128	50,931
Purchases of common stock under repurchase program	(137,979)	(38,206)	(300,001)	(176,185)	(396,792)

Net cash (used in)/provided by financing activities	(121,125)	27,068	(266,389)	(94,057)	(345,861)

Effect of exchange rate changes on cash and cash equivalents	598	(495)	(957)	103	(968)

Net change in cash and cash equivalents	(58,516)	(319,151)	228,914	(377,667)	233,656
Cash and cash equivalents at beginning of period	460,660	779,811	526,528	779,811	521,786

Cash and cash equivalents at end of period	$402,144	$460,660	$755,442	$402,144	$755,442